Exhibit 23.1

Consent of Independent Accountants

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2001 relating to the financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which appears in Sohu.com Inc.’s Annual Report on Form 10-K filed under the Securities Act of 1934. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Beijing, China
August 10, 2001